Exhibit 10.2

DIAMETRICS MEDICAL, INC.

CONFIDENTIAL INFORMATION AND

INVENTION ASSIGNMENT AGREEMENT

September 20, 2006

As a condition of my employment with Diametrics Medical, Inc., a Minnesota corporation, its subsidiaries, affiliates, successors or assigns (collectively, the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I, Darrell Dubroc, agree to the terms of this Confidential Information and Invention Assignment Agreement (this “Agreement”) as of the date first written above.

1. Confidential Information.

(a) Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items that has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

(b) Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm, corporation or entity or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

2. Inventions.

(a) Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets that were made by me prior to my employment with the Company (collectively referred to as “Prior Inventions”), that belong to me, that relate to the Company’s proposed business, products or research and development, and that are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

(b) Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to (i) any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under patent, copyright or similar laws, that I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as “Inventions”), except as provided in Section 2(e) below. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.

(c) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

(d) Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United

States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

(e) Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention that qualifies fully under the provisions of California Labor Code Section 2870. I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.

3. Assignment of Lake Charles Project Assets. I hereby assign to the Company, or its designee, all my right, title, and interest in and to Southern Intracoastal Biofuels, L.L.C. (the “Lake Charles Company”). Upon the reasonable request of the Company I will on and after the date hereof execute and deliver to the Company such other documents, releases, assignments and other instruments as may be reasonably required to effectuate completely the transfer and assignment to the Company of, and to vest fully in the Company my ownership of the Lake Charles Company, and to otherwise carry out the purposes of this Section 3. I agree that such further documents may contain such representations and warranties as are reasonably requested by the Company concerning the Lake Charles Company and my ownership interest therein.

4. Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company. In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached as Exhibit B.

5. Arbitration and Equitable Relief.

(a) Arbitration. Any dispute or controversy arising under or in connection with this Agreement or otherwise in connection with the Executive’s employment by the Company that cannot be mutually resolved by the parties to this Agreement and their respective advisors and representatives shall be settled exclusively by arbitration in Los Angeles, California in accordance with the rules of the American Arbitration Association before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by an individual to be designated by the Company and an individual to be selected by Executive, or if such two individuals cannot agree on the selection of the arbitrator, who shall be selected by the American Arbitration Association. The Company will pay the direct costs and expenses of any such arbitration, including the fees and costs of the arbitrator; provided, however, that the arbitrator may, at his or her election, award attorneys’ fees to the prevailing party, if permitted by applicable law.

(b) Equitable Remedies. I agree that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in Sections 1, 2 and 3 herein. Accordingly, I agree that if I breach any of such Sections, the Company shall have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

6. General Provisions.

(a) Governing Law. This Agreement shall be governed by the laws of the State of California, without reference to choice of laws or conflict of laws principles.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, shall be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation shall not affect the validity or scope of this Agreement.

(c) Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions shall continue in full force and effect.

(d) Successors and Assigns. This Agreement shall be binding upon my heirs, executors, administrators and other legal representatives and shall be for the benefit of the Company, its successors, and its assigns.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) Facsimile Signatures. Any signature page delivered pursuant to this Agreement or any related document via facsimile shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

DIAMETRICS MEDICAL, INC.

By:	/s/ Heng Chuk
Name:	Heng Chuk
Title:	Chief Financial Officer

/s/ Darrell Dubroc
DARRELL DUBROC

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description
None.

         No inventions or improvements

         Additional Sheets Attached

Signature of Employee:

Date:                     , 2006

A-1

EXHIBIT B

DIAMETRICS MEDICAL, INC.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Diametrics Medical, Inc., its subsidiaries, affiliates, successors or assigns (collectively, the “Company”).

I further certify that I have complied with all the terms of the Company’s Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

Date:

Darrell Dubroc

B-1